Exhibit 21

                              LIST OF SUBSIDIARIES



NAME OF SUBSIDIARY                                        STATE OF INCORPORATION
------------------                                        ----------------------

MNS Eagle Equity Group IV, Inc.                               Nevada
Nathaniel Energy Oklahoma Holdings Corporation (1)            Oklahoma
Keyes Helium Company, LLC (2)                                 Colorado








---------------------------
(1) Company owns 51% of outstanding Common Stock.
(2) A wholly-owned subsidiary of Nathaniel Energy Oklahoma Holdings Corporation